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                                                             Exhibit 23.1


               CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Venture Seismic Ltd. 1995 Stock Option Plan, as amended, and to the incorporation by reference therein of our report dated December 4, 1996, with respect to the consolidated financial statements of Venture Seismic Ltd. included in its Annual Report on Form 10-KSB for the year ended September 30, 1996 (SEC File No.
0-27070), filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG,
                                       CHARTERED ACCOUNTANTS

Calgary, Alberta
October 22, 1997

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